Exhibit 99.1

Investor Contact:

John Mills

Partner

ICR

646-277-1254

Limoneira Provides Fiscal Year 2018 Business Update and Initial Fiscal Year 2019 Financial Guidance

-Company Expects to Achieve Record Revenue and Net Income and Earning Per Diluted Share in FY 2018-

-Company Expects to Generate Fiscal Year 2019 Earnings Per Diluted Share to be in the Range $0.75 to $0.85 which represents growth of approximately 45% to 65% -

-The Board of Directors Increases Quarterly Dividend 20% to $0.075 per share-

-Announces Date of Fiscal Fourth Quarter 2018 Earnings Conference Call-

Santa Paula, CA., December 19, 2018 – Limoneira Company (the “Company” or “Limoneira”) (NASDAQ: LMNR), a diversified citrus packing, sales and marketing company with related agribusiness activities and real estate development operations, today announced a business and guidance update for its fiscal year ending October 31, 2018 and provided initial earnings per diluted share guidance for its fiscal year ending October 31, 2019. In addition, on December 18, 2018, the Board of Directors increased its quarterly cash dividend by 20% to $0.075 per common share payable on January 15, 2019, to stockholders of record on December 31, 2018.

Fiscal Year 2018 Business Update and Initial Fiscal Year 2019 Guidance

Persistent rains in the Arizona desert during the Company’s fourth quarter of fiscal year 2018 delayed timing of the D3 zone or desert zone lemon harvest into the first quarter of fiscal year 2019. In addition, the wine grape harvest yields were lower than expected in the fourth quarter of fiscal year 2018. Based on these events, the Company is updating its fiscal year 2018 guidance and providing initial fiscal year 2019 earnings per diluted share guidance to account for these events as well as recent acquisitions and expected organic growth in fiscal year 2019. Fiscal year 2018 guidance is based on preliminary results and subject to completion of audit procedures.

For fiscal year 2018, the Company expects revenue to increase approximately 7% to $129 million and GAAP earnings per diluted share to be in the range of $1.24 to $1.26. GAAP earnings include the following non-recurring items in fiscal 2018:

•	Due to the Tax Cuts and Jobs Act of 2017, the Company recognized a non-cash $10.3 million, or $0.63 per diluted share, one-time tax benefit associated with the decrease in its deferred tax liability balance during the first quarter of fiscal year 2018.
•	Sale of Calavo Growers, Inc., stock for a $4.23 million gain or $0.19 per diluted share was realized during the fourth quarter of fiscal year 2018.
•	Non-cash impairment of Santa Maria real estate assets for $1.56 million or $.07 per diluted share was realized during fourth quarter of fiscal year 2018.

Excluding these three non-recurring items, adjusted earnings per share are expected to be in the range of $0.50 to $0.52 for fiscal year 2018. The range is calculated with 16.2 million share outstanding and adjusted EBITDA is expected to increase approximately 20% and be in the range of $23.0 million to $24.0 million.

For fiscal year 2019, the Company expects earnings per diluted share to be in the range of $0.75 to $0.85 with an estimated 18.4 million shares outstanding. Factoring in the following items:

•	Fiscal year 2019 outlook estimates do not include potential results from the Harvest at Limoneira project. Phase 1 site improvements are underway and the joint venture has received lot deposits from national homebuilders. The joint venture is expected to close on lot sales during the first quarter of fiscal year 2019.
•	The Company anticipates approximately $0.14 to $0.18 per share fiscal year 2019 accretion from the recent acquisitions.
•	Not included in the acquisition expectations or earnings for fiscal 2019 are 1,200 acres currently non-bearing lemons that are estimated to become full-bearing over the next four years. Beyond these 1,200 acres, Limoneira currently intends to plant an additional 500 acres of lemons in the next two years that it believes will further build its long-term pipeline of productive acreage. The Company anticipates this additional acreage will increase annual lemon supply from its current level by approximately 30%, or about 900 thousand to 1.3 million additional fresh cartons, as the non-bearing and planned acreage becomes productive. The Company also expects to have a steady increase in third party grower fruit. This is all organic growth and doesn’t include potential acquisition opportunities in a highly fragmented industry.

Management Comments

Harold Edwards, President and Chief Executive Officer, stated, "Fiscal 2018 was a very strong year for Limoneira with record revenue and net income despite the fourth quarter delay of our desert lemon harvest. Because of events like this harvest delay, the standard business practice of an agribusiness is to manage operations on an annual basis not a quarterly basis and our operating results should be viewed on an annual basis. We have dramatically reduced the seasonal nature of our business by developing a year-round supply capability and expect that to continue to improve in future years. Our recent acquisitions, expanded lemon planting efforts, and affiliated grower recruiting efforts have us very well positioned for continued strong top and bottom line growth in fiscal year 2019 and beyond. To support our strong belief in the future opportunities for us, we increased our dividend by 20% today.”

Mr. Edwards continued, "As we enter fiscal year 2019, we are very excited about the expected contributions from our recent acquisitions as well as the expected organic growth in all of our citrus offerings. In addition, our real estate venture, Harvest at Limoneira is expected to close on lot sales during the first quarter of fiscal year 2019 and we believe this project will deliver strong cash flow that we will reinvest into the growth of our agriculture businesses.”

The Company will report its full fourth quarter and fiscal year 2018 results on January 14, 2019.

Conference Call Information

The Company will host a conference call to discuss its financial results on January 14, 2019, at 1:30 pm Pacific Time (4:30 pm Eastern Time). Investors interested in participating in the live call can dial (800) 289-0438 from the U.S. International callers can dial (323) 794-2423. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, January 28, 2019, by dialing (844) 512-2921 from the U.S., or (412) 317-6671 from international locations; passcode is 4075442.

About Limoneira Company

Limoneira Company, a 125-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon´âra) is a dedicated sustainability company with 14,500 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona and Chile. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements, including guidance for fiscal year 2018 and 2019, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira's current expectations about future events and can be identified by terms such as "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "strive to," and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira's SEC filings which are available on the SEC's website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

Due to significant depreciable assets associated with the nature of our operations and interest costs associated with our capital structure, management believes that earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which excludes impairments on real estate development assets when applicable, is an important measure to evaluate our Company’s results of operations between periods on a more comparable basis. Such measures are widely used by analysts, investors and lenders as well as by management in assessing our Company’s financial performance and business trends relating to our results of operations and financial condition. These measurements are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be construed as an alternative to reported results determined in accordance with GAAP. The non-GAAP information provided is unique to our Company and may not be consistent with methodologies used by other companies. With respect to our expectations under " Fiscal Year 2017 Business Update and Initial Fiscal Year 2018 Guidance " above, the Company has not provided a reconciliation of forward-looking non-GAAP measures, primarily due to variability and difficulty in making accurate forecasts and projections, as not all the information necessary for a quantitative reconciliation is available to the Company without unreasonable efforts.

Source: Limoneira Company

Investors
ICR
John Mills, 646-277-1254
Managing Partner
or
Media
LIMONEIRA
John Chamberlain, 805-525-5541 ext. 1056
Director-Marketing